Exhibit 99.2


NOT FOR PUBLICATION

                    UNITED STATES BANKRUPTCY COURT
                          DISTRICT OF NEW JERSEY

__________________________________________
In re:                                    :       Bankruptcy Case No. 03-51524
                                          :
CONGOLEUM CORPORATION, et al.,            :       Chapter 11
                                          :
            Debtors.                      :       Jointly Administered
                                          :
                                          :       Hearing Date: October 26, 2006
__________________________________________


                                     OPINION

          MOTION OF THE DEBTORS AND THE OFFICIAL COMMITTEE OF UNSECURED
             ASBESTOS CLAIMANTS FOR SUMMARY JUDGMENT THAT THE SECOND
              MODIFIED JOINT PLAN OF REORGANIZATION OF CONTINENTAL
             CASUALTY CO. AND CONTINENTAL INS. CO. IS UNCONFIRMABLE
                               AS A MATTER OF LAW

      The Debtors and the Official Committee of Unsecured Asbestos Claimants (collectively the "Debtors and ACC") move for a finding on summary judgment that Continental Casualty Company and Continental Insurance Company's Second Modified Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Congoleum Corp., Congoleum Fiscal, Inc., and Congoleum Sales, Inc. dated September 22, 2006 ("CNA Plan") is unconfirmable as a matter of law. CNA opposes the motion, but the United States Trustee supports it. The Court took oral argument on October 26, 2006, and reserved decision. This opinion supplements the Court's summary judgment opinion on the Debtors and Asbestos Creditors Committee's Tenth Modified Joint Plan.

I. Summary judgment standard

      "[S]ummary judgment is appropriate only when there is no genuine issue of material fact and when the moving party is entitled to judgment as a matter of law." Fed. R. Civ. Pro. 56(c). The party moving for summary judgment has the burden of establishing the nonexistence of any "genuine issues of material fact." Celotex Corp. v. Catrett, 477 U.S. 317 (1986). Summary judgment should not be granted if a reasonable jury based on that evidence could return a verdict for the nonmoving party. In re CitX Corp., Inc., 448 F.3d 672 (3d Cir.
2006); Tran v. Metropolitan Life Ins. Co., 408 F.3d 130, 135 (3d Cir. 2005). Whenever there is even the "slightest doubt regarding the facts of a case, summary judgment should not be granted." Tomalewski v. State Farm Life Ins, Co., 494 F.2d 882, 884 (3d Cir. 1984)

      While the moving party bears the burden of proving that there is no issue of material fact, once shown that burden switches to the non-moving party. Celotex Corp. v. Catrett, 477 U.S. 317 (1986). Where the non-moving party bears the ultimate burden of persuasion on a dispositive issue at trial, the non-moving party must `go beyond the pleadings' and, by way of affidavits, depositions, answers to interrogatories, or admissions on file "designate specific facts showing that there is a genuine issue for trial." Celotex, 477 U.S. at 323. The evidence that the non-moving party produces to show the existence of a genuine issue must be of sufficient quantum and quality to allow a rational and fair-minded fact finder to return a verdict in favor of the non-movant, bearing in mind the applicable standard of proof that would apply at trial on the merits. Anderson v. Liberty Lobby, Inc., 477 U.S. 242 (1986). A dispute of fact exists when a reasonable jury could find for the non-moving party. Id. at 248-49. Facts that could alter the outcome are material and disputes are genuine if evidence exists from which a rational person could conclude that the position of the person with the burden of proof on the disputed issue is correct. Horowitz v. Federal Kemper Life Assurance Co., 57 F.3d 300, 302 n. 1 (Fed. Cir.
1995).

II.  Standing

      This Court has ruled numerous times that the insurers in this case have standing with regard to confirmation. The Court hereby incorporates into this opinion its standing ruling contained in the summary judgment opinion on the Debtors and ACC's Tenth Modified Joint Plan. The standing question here goes one step further: The Court must not only find that CNA has standing to object to a plan proposed by the Debtors, but also to propose its own plan of reorganization.

      The Court has been unable to find another case in which a party in interest, other than a creditor, proposed its own plan of reorganization. Yet, the right to file a plan after the exclusivity period has expired is expressly granted to "[a]ny party in interest" in ss. 1121(c). So by the express terms of the Code, once this Court has found, as it has, that CNA is a party in interest, CNA has the right to file a plan of reorganization. Therefore, the Court will consider the CNA Plan.

III. ss. 105(a) Injunction

      The Debtors and ACC and the United States Trustee object to the CNA Plan's use of ss. 105 as a backdoor way to obtain a ss. 524(g) injunction. CNA maintains that it is not seeking a de facto ss. 524(g) injunction, and that the injunction does not violate the holding in In re Combustion Engineering, 391 F.3d 190 (3d Cir.
2004). CNA's reading of ss. 524(g) is warranted by neither the language of the section itself nor the interpretive caselaw.

      CNA asserts that its Plan is not seeking a de facto ss. 524(g) injunction because future claimants will be permitted to bring their claims in the tort system, rather than being channeled into a trust. The channeling of future claims into a trust may be the hallmark of a ss. 524(g) injunction, but it is far from its sole purpose. Section 524 was created to provide a comprehensive resolution to asbestos liabilities both present and future. See, HR Rep. 103-834, 103rd Cong., 2nd Sess. 8-12 (Oct. 4, 1994)("asbestos trust/injunction mechanisms [must] meet the same kind of high standards with respect to regard for the rights of claimants, present and future ....") Therefore, the fact that the injunctions in the CNA Plan do not address future claims is not determinative of their validity.

      CNA further argues that Combustion Engineering is distinguishable because in that case the debtor was attempting to extend a ss. 524(g) injunction to affiliates with non-derivative claims, while the CNA Plan will only enjoin asbestos claims that are expressly derived from and/or asserted against the Debtors. CNA Plan ss.ss. 1.2, 11.4, 11.5. That argument oversimplifies the holding in Combustion Engineering. The Combustion Engineering court's rejection of the ss. 105 injunction was not limited to the fact that it involved non-derivative claims. The Combustion court provided several bases for its ruling, one of which was that the proposed injunction "would improperly extend bankruptcy relief to non-debtors." Id. at 234. The court went on to explain that "[w]hatever may be the limits of ss. 105(a) in other contexts, we hold only that ss. 105(a) cannot be used to achieve a result not contemplated by the more specific provisions of ss. 524(g), which is the means Congress prescribed for channeling the asbestos liability of a non-debtor." Id. at 237 n. 50.

      The CNA Plan clearly attempts to use ss. 105 to channel asbestos liability of non-debtors in violation of Combustion Engineering. The Supplemental Injunction section of the CNA Plan provides that:

      the Bankruptcy Court shall also issue in connection with the Confirmation Order the Supplemental Injunction pursuant to sections 105(a), 1123(b) and 1141 of the Bankruptcy Code, prohibiting and enjoining any holder of a Plan Trust Asbestos Claim from (a) commencing or continuing any action against, employing any process against, engaging in any act to collect or offset any Plan Trust Asbestos Claim against, or recovering any Plan Trust Asbestos Claim from any property of any of the Debtors, the Reorganized Debtors, the Plan Trust OR ANY PROTECTED PARTY or (b) commencing or continuing any action against, employing any process against, engaging in any act to collect or offset any Plan Trust Asbestos Claim against, or recovering any Plan Trust Asbestos Claim as a liability of the Debtors, the Reorganized Debtors, the Plan Trust or ANY PROTECTED PARTY, other than in accordance with the TDP.

CNA Plan ss. 11.4 (emphasis added). In addition to the Supplemental Injunction the CNA Plan also provides that:

      the sole recourse of the holder of a Plan Trust Asbestos Claim on account of such Claim or of a Person that had or could have asserted an Asbestos Personal Injury Claim or an Asbestos Property Damage Claim shall be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction and the Plan Trust Documents, and such holder shall have no right whatsoever at any time to assert its Plan Trust Asbestos Claim against any of the Debtors, Reorganized Debtors, THE PROTECTED PARTIES, or any property or interest in property any of the Debtors, the Reorganized Debtors, or ANY PROTECTED PARTY. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction shall apply to all present holders of Asbestos Personal Injury Claims and Asbestos Property Damage Claims, and all such holders shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims or Asbestos Property Damage Claims, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan Documents

CNA Plan ss. ss. 11.5 (emphasis added). The term "Protected Party" includes lenders, current distributors of Congoleum products, the Settling Asbestos Insurance Companies, and each Insurer. CNA Plan ss. 1.2. Since the injunctions in the CNA Plan apply to non-debtors, their inclusion in the

Plan runs afoul of the holding in Combustion Engineering and renders the CNA Plan unconfirmable as a matter of law.

      The Court recognizes that simply because asbestos is involved it does not mean that a plan proponent's only recourse is to ss. 524(g), see, In re G-I Holdings, 323 B.R. 583 (Bankr. D.N.J. 2005)(court ruled that it would not mandate the imposition of a ss. 524(g) trust when debtor believed it could reorganize without it), but the explicit safeguards built into ss. 524(g) may not be sidestepped by resort to ss. 105.

IV. Plan Classification

      The Debtors and ACC contend that CNA has artificially created a class of insurance company claims in order to obtain an impaired consenting class. The CNA Plan places the insurance company claims in Class 13. Whatever the bona fides of the insurance claims, the more pertinent issue for confirmation is the classification of those claims. CNA speculates that legitimate insurance company claims may result from the overpayment of indemnity and defense costs, bad faith, collusion or violation of New Jersey insurance laws. CNA justifies the separate classification of Class 13 on the grounds that the "Insurance Company Claims have a fundamentally different legal character than General Unsecured Claims because the Debtors are highly likely to contest the Insurance Claims." CNA Plan at 32. As this Court noted in rejecting the separate classification scheme proposed in the Debtors and ACC's Tenth Modified Joint Plan, the foremost consideration in bankruptcy classification "is the legal character of the claim as it relates to the assets of the debtor." In re AOV Indus. Inc., 792 F.2d 1140, 1150 (D.C. Cir. 1986). The legal character of insurer claims vis a vis the debtor is that they would be unsecured claims. As such, absent compelling justification, insurer claims should not be separately classified from other unsecured claims. Granada Wines, Inc. v. New England Teamsters and Trucking Indus. Pension Fund, 748

F.2d 42, 46 (1st Cir.1984)(separate classifications for unsecured creditors are justified only upon a showing that the legal characteristics of their claims are different). The fact that the Debtors might object to the insurer claims is not compelling justification. In fact, if disputed claims could be classified separately on that basis alone, debtors would always put difficult creditors in a separate class to obtain the consent of the class of undisputed creditors and seek confirmation under 1129(b). The claims objection process in bankruptcy is something entirely separate from plan classification. See, ss.ss. 502, 1122, and Bankr. R. 3007. It is fully anticipated that some of the claims in a given class will be objected to and that is why the Local Bankruptcy Rules for the District of New Jersey provide that "a disclosure statement shall state the number and amount of claims of each class to which the proponent intends to object." D.N.J. LBR 3016-2(b). The Local Rules do not provide that objected to claims should be separately classified.

      CNA points to the Court's entry of an order allowing the payment of the Debtors' pre-petition trade debt as support for the Plan's separate classification of the insurer claims. That argument is misplaced, because payment of the Debtors's critical vendors may be authorized under the doctrine of necessity. See, e.g., In re Kmart Corp., 359 F.3d 866 (7th Cir. 2004). CNA offers no such doctrine to justify the separate classification of claims to which the Debtors may object.

      The separate classification of Class 13 insurer claims is an additional reason the CNA Plan is unconfirmable as a matter of law.

V. Feasibility

      The remainder of the Debtors and ACC's arguments roughly fall under the heading of whether the CNA Plan is feasible. One of the requirements for confirmation is that "the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor ...." 11 U.S.C.
ss. 1129(a)(11). It is generally recognized that the purpose of the feasibility requirement in ss. 1129(a)(11) is to prevent the confirmation of visionary plans, but it does not demand irrefutable proof of success. COLLIER ON BANKRUPTCY P. 1129.02[11] at 1129-36.11. It is not an analysis that easily lends itself to summary judgment. Berkeley Fed. Bank & Trust v. Sea Garden Motel & Apts. (In re Sea Garden Motel & Apts.), 195 B.R. 294, 305 (D.N.J. 1996) ("the feasibility inquiry is peculiarly fact intensive").

      One of the Debtors and ACC's chief arguments is that the CNA Plan "fails to address how Reorganized Congoleum will survive absent insurance coverage for its future asbestos liability." Debtors and ACC Mem. at 25. Debtors predict that their future asbestos liability will be in the hundreds of millions of dollars. By contrast, CNA contends that the Debtors' estimates of future asbestos liability is greatly inflated, and that the CNA Plan Trust will be sufficiently funded to indemnify Reorganized Congoleum fully for future asbestos claims and defense costs. The extent of the factual dispute on that issue is readily apparent. For example, one of the Insurers experts, Frederick Dunbar, has estimated the total asbestos claims to be approximately $70 million, while the Debtors estimate the Class 3 claims alone at approximately $375 million. Dunbar Aff. P. P. 3,4; Tenth Modified Joint Plan Disclosure Statement at ss. 9.2(b). Part and parcel to that argument is the Debtors' contention that the CNA Plan is fatally flawed "because the recoveries for holders of Asbestos Personal Injury Claims will not be adequately funded." Debtors and ACC Mem. at 24. Along the same lines, the Debtors insist that the "Plan Trust will not be adequately funded without the proceeds from the existing insurance settlements." Debtors and ACC Mem. at 29. CNA counters that the CNA Plan Trust will be amply funded with assets including proceeds from insurance policies issued by non-settling insurers, proceeds from insurance policies issued by settling asbestos insurers, recoveries from policies issued by insolvent carriers, and the new common stock. Such significant factual disputes self-evidently preclude entry of summary judgment because they go to the heart of the issue of feasibility.

      Another subset of the Debtors and ACC's feasibility arguments centers on the alleged deficiencies in the CNA Plan. One such alleged deficiency is the CNA Plan's failure to provide for the classification or treatment of claims for damages arising from the rejection of the Claimant Agreement, the Collateral Trust Agreement, the Pre-Petition Settlement Agreements, and the Security Agreement. The CNA Plan conditions confirmation on the avoidance of the liens and claim allowances granted under those agreements: Thus CNA argues that its failure to classify those claims or rejection damages is appropriate. The Court agrees. As the Court found in its summary judgment opinion on the Debtors and ACC's Tenth Modified Joint Plan, no plan that recognizes those preferential security interests can be confirmed. For any plan to be confirmable, the preferred claimants will have to forego their security interests voluntarily, or those interests will have to be avoided completely in the adversary proceeding; Therefore, there will be no claims arising from those agreements to include in a plan. Other perceived deficiencies in the CNA Plan include that the insurers will not be able to allocate shares of indemnity amongst each other, the CNA Plan lacks the support of current asbestos creditors, and the CNA Plan TDP is inherently flawed. All of those issues are vehemently disputed by CNA and preclude the entry of summary judgment.

VI. Reinstate Exclusivity

      Debtors and ACC request that the exclusivity period to file a plan under 11 U.S.C. ss. 1121 be reinstated. That request must be denied for several reasons. First, the Court lacks the authority to reinstate exclusivity once that period has elapsed. See, COLLIER ON BANKRUPTCY P. 1121.06 at n. 5 ("there can be no extension [of exclusivity] after the period has expired."); In re Cramer, 105 B.R. 433 (Bankr. W.D. Tenn. 1989)(court found that once the exclusivity has expired the court is powerless to grant further extensions); and In re Perkins, 71 B.R. 294 (W.D. Tenn. 1987)("once the exclusive period and extensions thereto have expired, the debtor cannot resurrect his protected status in order to battle competing plans.").

      Second, even if the Court were able to reinstate exclusivity, the Debtors and ACC have not demonstrated cause to do so. In November 2005, when this Court denied the Debtors' Sixth Motion to Extend Exclusivity, one of the stated reasons for doing so was that the Debtors appeared to be moving in the wrong direction with regard to addressing the preferential treatment being accorded to Class 2 claimants. The Debtors and ACC's Tenth Modified Joint Plan could not be stronger evidence of the direction the Debtors have chosen, and this court's ruling on summary judgment on the Debtors and ACC's Tenth Modified Joint Plan clearly indicates that the court believes the Debtors' chosen path is a dead end. The Court does not believe that reinstating exclusivity will advance the goal of obtaining a confirmable plan of reorganization.

      The request to reinstate exclusivity is denied.

                                   Conclusion

      Summary judgment is granted in part and denied in part. The Court finds that the CNA Plan is unconfirmable as a matter of law to the extent that it extends a ss. 524(g) channeling injunction to non-debtor parties, and separately classifies unsecured insurer claims in Class 13. The Court denies summary judgment on the issue of the feasability of the CNA Plan. The Court declines to reinstate the Debtors' exclusivity period. The Court will enter an order in accordance with this opinion.


                                    /s/ Kathryn C. Ferguson
                                    -----------------------------------------
                                    KATHRYN C. FERGUSON
                                    US Bankruptcy Judge

Dated: February 1, 2007